Exhibit 99.1

NTL INCREASES QUARTERLY CASH DIVIDEND

London, England, August 29, 2006 – NTL Incorporated (NASDAQ: NTLI) today announces that its Board of Directors has approved the payment of a cash dividend for this quarter of $0.02 per share of the Company’s Common Stock. This is an increase of 100% from $0.01 per share since the initiation of a regular cash dividend last quarter. The payment will be made on September 20, 2006 to stockholders of record as of September 12, 2006.

About ntl Incorporated (NASDAQ: NTLI)

•                                          On 4 July 2006 ntl Incorporated (the holding company of ntl:Telewest) completed its acquisition of Virgin Mobile.

•                                          In March 2006 ntl and Telewest completed a merger creating the UK’s largest provider of residential broadband and leading provider of triple play services.  The company operates under the name of ntl:Telewest and offers a range of communications and entertainment services to more than 5 million residential customers. The Company’s networks can service more than 12 million homes - 50% of UK households - and 85% of UK businesses.

•                                      ntl:Telewest’s content division, Flextech Television provides television channels for the UK multichannel TV market and owns transactional channels price-drop TV, bid tv, speed auction tv and screenshop. Flextech owns 6 entertainment channels - LIVINGtv, LIVINGtv 2, Bravo, Challenge, Trouble, Ftn (plus their time shifted variants) and is a 50% partner in UKTV which consists of ten channels including UKTV Gold, UKTV Drama and UKTV History.  Together Flextech and UKTV are the largest suppliers of basic channels to the UK pay-TV market.Further information about ntl:Telewest and its products can be found at www.ntl.com, www.telewest.co.uk, www.flextech.co.uk or www.virginmobile.com

For further information contact:

Investor Relations
Richard Williams: +44 20 7299 5479 / richard.williams@ntl.com
Vani Bassi: +44 20 7299 5353 / vani.bassi@ntl.com

Media (Brunswick)
Fiona Laffan: +44 20 7404 5959
Frank de Maria: +1 212 333 3810

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Various statements contained in this document constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Words like “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements. These factors include: (1) the failure to obtain and retain expected synergies from the merger with Telewest and the proposed transaction with Virgin Mobile; (2) rates of success in executing, managing and integrating key acquisitions, including the merger with Telewest and the proposed transaction with Virgin Mobile; (3) the ability to achieve business plans for the combined company; (4) the ability to manage and maintain key customer relationships; (5) the ability to fund debt service obligations through operating cash flow; (6) the ability to obtain additional financing in the future and react to competitive and technological changes; (7) the ability to comply with restrictive covenants in NTL’s indebtedness agreements; (8) the ability to control customer churn; (9) the ability to compete with a range of other communications and content providers; (10) the effect of technological changes on NTL’s businesses; (11) the functionality or market acceptance of new products that NTL may introduce; (12) possible losses in revenues due to systems failures; (13) the ability to maintain and upgrade NTL’s networks in a cost-effective and timely manner; (14) the reliance on single-source suppliers for some equipment and software; (15) the ability to provide attractive programming at a reasonable cost; and (16) the extent to which NTL’s future earnings will be sufficient to cover its fixed charges.

These and other factors are discussed in more detail under “Risk Factors” and elsewhere in NTL’s Form 10-K and NTL Holdings Inc.’s Form 10-K that were filed with the SEC on February 28, 2006 and March 1, 2006, respectively. We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.